UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 19, 2011
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:
Item 2.02 Results of Operation and Financial Condition
Item 5.02 (d) and (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing results for third quarter 2011 was made on October 20, 2011 and a copy of the release is being furnished herewith as Exhibit 99.1 in this current report.

Item 5.02 (d) and (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Data I/O Corporation compensation arrangement affecting Principal Officers

The Board of Directors of Data I/O Corporation in their regular meeting on October 19, 2011 approved changes to compensation arrangements affecting Principal Officers.  The company approved changing the termination date of the amended and restated executive agreement with Frederick Hume, its Chief Executive Officer; and Joel Hatlen, its Chief Financial Officer (the “Executive Agreements”). The Executive Agreements were amended as of October 19, 2011 to extend the termination date two years with the new termination date being December 31, 2013.

The form of these agreements was filed as an exhibit (10.1 and 10.2) in a Form 8-K dated January 7, 2009.

Data I/O Corporation compensation arrangement affecting Directors

The Board of Directors of Data I/O Corporation in their regular meeting on October 19, 2011 approved changes to compensation arrangements affecting Directors.  The Board approved changing structure of its director fee payments for 2013 by combining the existing standard scheduled meeting fees (at $1500 each) and scheduled telephonic meeting fees (at $500 each) with the existing retainer fee (at $24,000 per year) into the new 2013 Director Retainer Fee of $31,000.  The change was made to facilitate increased communications at no fee increase to the Company.  Committee Chair and Board Chair fees remain the same.

Item 8.01 Other Events

Data I/O Corporation announces authorization of a stock repurchase program

The Board of Directors of Data I/O Corporation in their regular meeting on October 19, 2011 approved a share repurchase program with provisions to buy back up to $1 million dollars of stock over four quarters ending September 30, 2012.  The program will be established under a Rule 10b5-1 plan under the Exchange Act to provide flexibility to make purchases throughout the period. Data I/O announced the authorization of a stock repurchase program in a press release dated October 20, 2011 (see Item 2.02 above and Exhibit 99 furnished in this current report).

The shares will be purchased in the open market, by block purchases or in private transactions, based on prevailing market conditions and price limits, and the stock repurchase program is authorized through the fourth quarter of 2012.  The program may be suspended or discontinued at any time. The company had approximately 9.3 million shares of common stock outstanding as of October 19, 2011. The 10b5-1 trading plan allows the company to repurchase the company’s common stock in the open market during periods in which stock trading is otherwise closed for the company. The discretionary repurchase provisions and the 10b5-1 provisions of the program are expected to become effective October 27, 2011 and repurchases will be able to start shortly thereafter.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99.1	Press Release: Results for Third Quarter 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 24, 2011	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release: Results for Third Quarter 2011